Exhibit 99.2

PRESS RELEASE WILLIAMS-SONOMA, INC. 3250 Van Ness Avenue San Francisco, CA 94109	CONTACT: Sharon L. McCollam Executive Vice President, COO and CFO (415) 616-8775

Stephen C. Nelson Director, Investor Relations (415) 616-8754

Kim Khalvati Investor Relations Administration (415) 616-8332

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Declares $0.12 Quarterly Cash Dividend

San Francisco, CA, March 24, 2009 — Williams-Sonoma, Inc. (NYSE: WSM) today announced that its Board of Directors has declared a quarterly cash dividend of $0.12 per common share. The dividend is payable on May 26, 2009 to shareholders of record as of the close of business on April 27, 2009.

The aggregate quarterly dividend is estimated at approximately $12.7 million based on the current number of outstanding common shares. The indicated annual cash dividend, subject to capital availability, is $0.48 per common share, or approximately $51.0 million, in fiscal year 2009 based on the current number of common shares outstanding.

Howard Lester, Chairman and Chief Executive Officer, commented, “Despite the challenges of the current macroeconomic environment, we continue to be highly confident in our multi-channel business model and the flexibility it can provide in rapidly changing times. As such, we are pleased to announce today that it is our intent to maintain our dividend at its current quarterly level of $0.12 per share for the balance of the year, to the extent that there are no significant changes to our business plan and our operating results are within the ranges of the financial guidance we provided today.”

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements related to our cash dividend, including our intent to maintain our dividend at its current quarterly level for the balance of the year.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include accounting adjustments as we close our books for the fourth quarter of 2008 and as audited year-end financial statements are prepared; recent changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of current accounting rules; changes to current accounting rules; changes in tax laws applicable to cash dividends or share repurchases; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; construction and other delays in store openings; competition from companies with concepts or products similar to our concepts and products; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers;

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effective inventory management commensurate with customer demand; our ability to anticipate and manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in Internet marketing, infrastructure and regulation; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; construction delays on infrastructure projects based on weather or other events; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve and control our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to shareholders and other documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended February 3, 2008 and all subsequent current reports on Form 8-K and quarterly reports on Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Williams-Sonoma, Inc. is a nationwide specialty retailer of high quality products for the home. These products, representing six distinct merchandise strategies — Williams-Sonoma, Pottery Barn, Pottery Barn Kids, PBteen, West Elm and Williams-Sonoma Home — are marketed through 627 stores, seven direct mail catalogs and six e-commerce websites.

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